SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

VIRGINIA

(State or Other Jurisdiction of

Incorporation or Organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(276) 632-0459

ITEM 9. REGULATION FD DISCLOSURE

Effective March 8, 2004, Alan D. Cole resigned as a member of the board of directors of Hooker Furniture Corporation (the “Company”). Mr. Cole has accepted a position as president and chief operating officer of Schnadig Corporation, a privately held manufacturer of wood and upholstered residential furniture headquartered in Des Plaines, Illinois.

The Company does not plan to nominate a director candidate to replace Mr. Cole for election at the Company’s Annual Meeting of Shareholders to be held March 30, 2004. The Company expects that the board of directors will identify and select a replacement for Mr. Cole sometime during fiscal 2004. Irving M. Groves, Jr., a current member of the Company’s board of directors, will replace Mr. Cole as chairman of the Company’s compensation committee.

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Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister
Chief Accounting Officer

Date: March 17, 2004

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